Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2011 (the “Report”) of Geltology Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, we, Yehuda Smaya Szender, the President, Chief Executive Officer, Treasurer and Director of the Registrant, and Ryan Goldstein, the Secretary and Director of the Registrant, hereby certify, to the best of each of our knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 13, 2012

Signature:	/s/ Yehuda Smaya Szender

Name:	Yehuda Smaya Szender
Title:	President, Chief Executive Officer, Treasurer
and Director
(Principal Executive Officer and Principal Financial and Accounting Officer)

Signature:	/s/ Ryan Goldstein

Name:	Ryan Goldstein
Title:	Secretary and Director

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.